Exhibit 10.13
Cadence Design Systems, Inc.
2009 Deferred Compensation Plan

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TABLE OF CONTENTS
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CADENCE DESIGN SYSTEMS, INC.
2009 DEFERRED COMPENSATION PLAN
     Cadence Design Systems, Inc., a Delaware Corporation (referred to hereafter as the “Employer”) established effective October 1, 1994, and amended and restated effective October 1, 1996, January 1, 2001, November 1, 2002 and November 20, 2003 this Cadence Design Systems, Inc. 2009 Deferred Compensation Plan (the “Plan”), an unfunded plan for the purpose of providing deferred compensation for a select group of management, highly compensated executives, and directors.
     Effective as of January 1, 2009, the Employer bifurcated the Plan into this document, which is intended to comply with the provisions of Section 409A of the Code and the final regulations promulgated thereunder, and a grandfathered document, which applies to amounts not subject to Section 409A of the Code.
RECITALS
     WHEREAS, Employer previously adopted an unfunded deferred compensation plan and the Employees desire the Employer to continue to pay certain deferred compensation and/or related benefits to or for the benefit of the Employees, or a designated Beneficiary or both;
     WHEREAS, Employer believes it is in the best interest of the Employees and Beneficiaries to amend and restate the Plan; and
     WHEREAS, this amendment and restatement includes, inter alia, amendments intended to comply with the provisions of Section 409A of the Code, and this amended and restated Plan will be interpreted accordingly.
     NOW, THEREFORE, the Employer hereby amends and restates the Plan effective as of January 1, 2009.
SECTION 1
DEFINITIONS
     1.1 “Account” shall mean the separate account(s) established under this Plan and the Trust for each participating Employee. Employer shall furnish each participant with a statement of his or her Account balance at least annually.
     1.2 “Affiliate” shall mean any Entity in an unbroken chain of Entities with the Employer, if each of the Entities other than the last Entity in the unbroken chain owns stock or other equity interests possessing fifty (50) percent or more of the total combined voting power of all classes of stock or other equity interests in one of the other Entities in such chain.
     1.3 “Beneficiary” shall mean the Beneficiary designated by the Employee to receive the Employee deferred compensation benefits in the event of his or her death.

     1.4 “Change in Control” means a “change in the ownership” of the Employer, a “change in effective control” of the Employer or a “change in the ownership of a substantial portion of the assets” of the Employer, in each case, as defined under Code Section 409A.
     1.5 “Code” shall mean the Internal Revenue Code of 1986 as amended from time to time, and the rules and regulations promulgated thereunder.
     1.6 “Committee” shall mean the Compensation Committee of the Board of Directors of the Employer or any other committee designated by the Board of Directors of the Employer to administer this Plan in accordance with Section 7 hereof.
     1.7 “Compensation” shall mean the base salary, cash bonuses, and director fees described in Section 3.1.
     1.8 “Eligible Compensation” shall mean projected annual compensation from the Employer determined on an annual basis by the Employer at or before the beginning of the Plan Year, which may consist of salary, bonus, and, and/or incentive payments, determined before any deductions under any qualified plan of the Employer (including a Section 401(k) plan or a Section 125 plan) and excluding any special or non-recurring compensatory payments such as moving or relocation bonuses or automobile allowances.
     1.9 “Employee” shall mean each employee of Employer and each Non-Employee Director. The term also shall include reference to an Employee’s Beneficiary where the context so requires.
     1.10 “Employer” shall mean Cadence Design Systems, Inc., a Delaware corporation, and any successor organization thereto, and any Affiliate.
     1.11 “Employer Contributions” shall mean the Employer’s discretionary contribution, if any, pursuant to Section 3.1(b) of the Plan.
     1.12 “Entity” shall mean any corporation, partnership, limited liability company, or other legal entity.
     1.13 “Hardship” shall have the meaning set forth in Section 3.6 of the Plan.
     1.14 “Non-Employee Director” shall mean a member of Employer’s Board of Directors who is not otherwise an employee of the Employer.
     1.15 “Permanent Disability” shall mean a “disability” as defined under Treasury regulation Section 1.409A-3(i)(4).
     1.16 “Plan” shall mean the Cadence Design Systems, Inc. 2009 Deferred Compensation Plan, including any amendments thereto.
     1.17 “Plan Year” shall mean the year beginning each January 1 and ending December 31.

     1.18 “Specified Employee” shall mean any Participant who is a “specified employee” (as such term is defined under Section 409A of the Code) of the Employer.
     1.19 “Trust” or “Trust Agreement” shall mean the Cadence Design Systems, Inc. 1994 Deferred Compensation Plan Rabbi Trust Agreement, including any amendments thereto, entered into between the Employer and the Trustee to carry out the provisions of the Plan.
     1.20 “Trustee” shall mean the designated Trustee acting at any time under the Trust.
     1.21 “Trust Fund” shall mean the cash and other assets and/or properties held and administered by Trustee pursuant to the Trust to carry out the provisions of the Plan.
SECTION 2
ELIGIBILITY
     2.1 Eligibility. Eligibility to participate in the Plan shall be limited to the Employees of the Employer who (a) have Eligible Compensation of at least $150,000 for the Plan Year, (b) are classified as officers, vice-presidents, directors, or an equivalent title, and (c) have been selected by the Committee to participate in the Plan. Employer shall designate the Employees who shall be covered by this Plan in a separate Acknowledgment (in the form attached hereto as Appendix 1) for each such Employee. Participation in the Plan shall commence as of the date such Acknowledgment is signed by the Employee and delivered to the Employer, provided that deferral of Compensation under the Plan shall not commence until the Employee has complied with the election procedures set forth in Section 3.3. Nothing in the Plan or in the Acknowledgments should be construed to require any contributions to the Plan on behalf of the Employee by Employer.
     Notwithstanding the foregoing, a Non-Employee Director may commence participation in the Plan on the date the Non-Employee Director first becomes a Non-Employee Director, provided that deferral of Compensation under the Plan shall not commence until the Non-Employee Director has complied with the election procedures set forth in Section 3.3.
SECTION 3
DEFERRED COMPENSATION
     3.1 Deferred Compensation.
          (a) Each participating Employee may elect, in accordance with Section 3.3 of this Plan, to defer the receipt of a portion of the Compensation for active service otherwise payable to him or her by Employer during each semi-annual period or portion of a semi-annual period that the Employee shall be employed by the Employer. Any Compensation deferred by an Employee pursuant to Section 3.3 shall be recorded by the Employer in an Account, maintained in the name of the Employee, which Account shall be credited with a dollar amount equal to the total amount of Compensation deferred during each semi-annual period under the Plan, together with earnings thereon credited in accordance with Section 3.8. Each such deferral election as to “base salary” or “director’s fees” or discontinuance of a deferral election as to “base salary” or “director’s fees” will continue in force for each successive year or semiannual period, as appropriate, until or unless suspended or modified by the filing of a subsequent election with the Employer by the Employee or Non-Employee Director in accordance with Section 3.3 of the Plan. Each deferral election as to an Employee’s “cash bonus” shall continue in force only for the single semi-annual period in which it is paid, regardless of the period of time as to which it is awarded, and shall not apply to any successive semi-annual periods. Any deferral election with respect to a “cash bonus” must be made prior to the time the amount of the bonus is determined, prior to the end of the period of time as to which the bonus is awarded, and at a time that the amount of any such bonus remains substantially uncertain. All deferrals pursuant to this Plan shall be fully vested at all times. Deferral elections shall be subject to minimum dollar and maximum percentage amount limits as follows: (i) the minimum semi-annual deferral amount is $2,500, which shall be withheld from the Employee’s or Non-Employee Director’s Compensation, and (ii) the maximum deferral percentage amount is 80% of the Employee’s “base salary,” 100% of the Employee’s “cash bonus,” and 100% of the Non-Employee Director’s “director’s fees.” For purposes of the Plan, “base salary” for a given semi-annual period means an Employee’s regular salary payable during the semi-annual period, excluding bonuses, commissions, overtime, incentive payments, non-monetary awards, compensation deferred pursuant to all Section 125 (cafeteria) or Section 401(k) (savings) plans of the Employer and other special compensation, and reduced by the tax withholding obligations imposed on the Employer and any other withholding requirements imposed by law with respect to such amounts. For purposes of the Plan, “cash bonus” shall mean amounts (if any) awarded under the bonus policies maintained by the Employer and any commissions earned on sales. For purposes of the Plan, “director’s fees” for a given semi-annual period means the annual retainer, per meeting fees, committee meeting fees, and consulting fees payable during the semi-annual period.
          (b) Employer shall not be obligated to make any other contribution to the Plan on behalf of any Employee at any time. Employer may make Employer Contributions to the Plan on behalf of one or more Employees. Employer Contributions, if any, made to Accounts of the Employees shall be determined in the sole and absolute discretion of the Employer, and may be made without regard to whether the Employee to whose Account such contribution is credited has made, or is making, contributions pursuant to Section 3.1(a). The Employer shall not be bound or obligated to apply any specific formula or basis for calculating the amount of any Employer Contributions and Employer shall have sole and absolute discretion as to the allocation of Employer Contributions among participating Employee Accounts. The use of any particular formula or basis for making an Employer Contribution in one year shall not bind or obligate the Employer to use such formula or basis in any other year. Employer Contributions may be subject to a substantial risk of forfeiture in accordance with the terms of a vesting schedule, which may be selected by the Employer in its sole and absolute discretion.
          (c) Amounts deferred under the Plan shall be calculated and withheld from the Employee’s base salary and/or cash bonus after such Compensation has been reduced to reflect salary reduction contributions to the Employer’s Code Section 125 (cafeteria) and Code Section 401(k) (savings) plans, but before any reductions for contributions to the Code Section 423 (employee stock purchase) plan.
          (d) The Committee in its sole discretion may direct the Trustee to accept the transfer of funds held in trust under any plan sponsored or maintained by the Employer or an affiliate thereof which is an unfunded nonqualified deferred compensation plan for a select group of management and highly compensated executives of the Employer (a “Transferor Plan”), in which case the transferred funds (the “Transferred Amounts”) shall be held by the Trustee under and be subject to the terms of the Plan and invested and accounted for as directed by the Committee. The Transferred Amounts may not be transferred back to the Transferor Plan or its trust. The transfer of such Transferred Amounts shall not cause any of the participant’s rights to a distribution under the Plan or the Transferor Plan (including the Transferred Amounts) to be a secured right to a distribution under either plan.
     3.2 Payment of Account Balances.
          (a) The Employee shall elect whether he or she will receive distribution of his or her Account, subject to tax withholding requirements, (i) upon reaching a specified age, (ii) upon passage of a specified number of years, (iii) upon termination of employment of the Employee with Employer, (iv) upon the earlier to occur of (A) termination of employment of the Employee with Employer or (B) passage of a specified number of years or attainment of a specified age, or (v) upon the later to occur of (A) termination of employment of the Employee with Employer or (B) passage of a specified number of years or attainment of a specified age, as elected by the Employee in accordance with the form established by the Committee. Such form may permit an election among some or all of the alternatives listed in this Section 3.2(a), as determined in the Committee’s sole discretion. A designation of the time of distribution shall be required as a condition of participation under this Plan. The Employee also shall elect to receive all amounts payable to him or her in a lump sum or in equal monthly installments over a designated period of five or ten years, pursuant to the provisions of Section 3.2(e). These elections shall be made in accordance with Section 3.4 of this Plan.
          (b) Distributions shall be made to the maximum extent allowable under the election made by the Employee, except that no distribution (or portion thereof) shall be made to the extent that the receipt of such distribution, when combined with the receipt of all other “applicable employee remuneration” (as defined in Code Section 162(m)(4)) would cause any remuneration received by the Employee to be nondeductible by the Employer under Code Section 162(m)(1). Any distribution (or portion thereof) that is delayed pursuant to the preceding sentence shall be distributed at the earliest possible time at which the deduction limitation under Code Section 162(m)(1) would not apply.
          (c) Upon termination of the Employee’s employment with Employer by reason of death or Permanent Disability prior to the time when payment of Account balances otherwise would commence under the provisions of Section 3.2(a), the Employee or the Employee’s designated Beneficiary will receive all amounts credited to the Employee’s Account as of the date of his or her death or Permanent Disability (notwithstanding any contrary election to receive distributions under the first sentence of Section 3.2(a)) in a lump sum, distributed not after the later of (i) 90 days following the date of the Employee’s death or Permanent Disability, or (ii) the last day of the Employee’s taxable year in which the death or Permanent Disability occurs. Upon termination of the Employee’s employment with Employer by reason other than death or Permanent Disability prior to the date when payment of Account balances otherwise would commence under the provisions of Section 3.2(a), the Employee will receive (or, in the case of installment payments, will commence receiving) all amounts credited to the Employee’s

Account as of the date of termination of employment (notwithstanding any contrary election to receive distributions under the first sentence of Section 3.2(a)) in the form determined pursuant to the provisions of Section 3.2(e), distributed not after the later of (i) 90 days following the date of the Employee’s termination of employment, or (ii) the last day of the Employee’s taxable year in which the termination of employment occurs; provided further, however, that if the Employee is a Specified Employee, then, such amounts may not be distributed until at least six months following his or her termination of employment.
          (d) Upon the death of the Employee prior to complete distribution to him or her of the entire balance of his or her Account (and after the date of termination of employment with Employer), the balance of his or her Account on the date of death shall be payable to the Employee’s designated Beneficiary in the form of a lump sum as soon as administratively practicable following the Employee’s death.
          (e) The Employer shall distribute or direct distribution of the balance of amounts previously credited to the Employee’s Account, in a lump sum, or in monthly installments over a period of five (5) years or ten (10) years, as the Employee shall designate. A designation of the form of distribution shall be required as a condition of participation under this Plan. Distribution of the lump sum or the first installment shall be made or commence within ninety (90) days following the date specified in the first sentence of Section 3.2(a), or as otherwise provided in 3.2(c). Subsequent installments, if any, shall be made on the first business day of each month following the last installment. The amount of each installment shall be calculated by dividing the Account balance as of the date of the distribution by the number of installments remaining pursuant to the Employee’s distribution election. Each such installment, if any, shall take into account earnings credited to the balance of the Account remaining unpaid. The Employee’s distribution election shall be made on a form provided by Employer.
          Notwithstanding any provision herein to the contrary, any Transferred Amounts shall be distributable under the Plan according to the terms of the elections permitted and made by the participant under the applicable Transferor Plan unless subsequently modified by the participant as permitted under this Plan.
          (f) For purposes of this Section 3.2, reference to termination of employment shall mean a “separation from service” (as such term is defined under Section 409A of the Code). Notwithstanding any other provision of the Plan to the contrary, payments to Specified Employees upon a termination of employment shall be delayed six months to the extent required under Section 409A of the Code. Amounts delayed pursuant to the preceding sentence shall be paid in a lump sum on or as soon as administratively practicable after the first day of the seventh month.
          (g) Notwithstanding any other provision in Section 3.8 to the contrary, the Employee must direct the sale of Account assets within fifteen (15) days following a written (or electronic) request by the Committee or its delegate, or, within such shorter time period as the Committee or its delegate may specify; provided, however, that such notice period may not be less than forty-eight (48) hours.

          Upon failure to respond in the specified timeframe, and pursuant to its authority described in Section 3.8(c), the Committee or its delegate shall direct, and the Trustee shall sell, a portion of each asset in the Account calculated by dividing the value of each asset by the number of remaining installments pursuant to the Employee’s distribution election.
          By failing to respond to the written request within the time specified in this paragraph, the Employee waives any and all rights against the Committee or its delegate in respect of the Committee’s direction of a trade in the Employee’s Account pursuant to this Section 3.2(g).
     3.3 Election to Defer. Each election of an Employee to defer Compensation under this Plan shall be in writing, signed by the Employee, and delivered to Employer, together with all other documents required under the provisions of this Plan, within such time as determined by the Committee and communicated to those Employees who are eligible to participate in the Plan. Such deferral elections must be delivered to Employer prior to the beginning of the Plan Year with respect to which the Compensation to be deferred is otherwise payable to the Employee and shall be irrevocable. An Employee who is hired or promoted to a position of eligibility for participation in the Plan during a Plan Year or a Non-Employee Director who is elected to become a Non-Employee Director shall have thirty (30) days from the date of notification of eligibility for participation in the Plan (or any other plan aggregated with the Plan under Code Section 409A) in which to submit the required election documents for the then-current semi-annual period and any other semi-annual period within that same Plan Year. Any deferral election made by the Employee shall be irrevocable with respect to any Compensation covered by such election, including Compensation payable in the semi-annual period in which the election suspending or modifying the prior deferral election is delivered to Employer. The Employer shall withhold the amount or percentage of base salary specified to be deferred in equal amounts for each payroll period and shall withhold the amount or percentage of each cash bonus specified to be deferred at the time or times such bonus is or otherwise would be paid to the Employee. The election to defer Compensation shall be made on the form provided by Employer. The Employer shall withhold the amount or percentage of director’s fees specified to be deferred at the time or times such director’s fees are or otherwise would be paid to the Non-Employee Director.
     3.4 Distribution Election. The initial distribution election of an Employee shall be in writing, signed by the Employee, and delivered to Employer, together with all other documents required under the provisions of this Plan, within such period of time determined by the Employer and communicated to those Employees who are eligible to participate in the Plan. Such distribution elections must be delivered to the Employer prior to the beginning of the first Plan Year in which the Employee is eligible to participate in the Plan. Provided, however, that an Employee who is hired or promoted to a position of eligibility for participation in the Plan or a Non-Employee Director who is elected to become a Non-Employee Director during a Plan Year shall have thirty (30) days from the date of notification of eligibility for participation in the Plan (or any other plan aggregated with the Plan under Code Section 409A) in which to submit the required distribution election documents.
     If permitted by the Committee, an Employee may change the terms of his or her initial distribution election by making a new election. Such distribution election change shall be effective only if (i) the Employee makes such election at least one year prior to the date the previously elected payment or payments were to commence, (ii) the change does not take effect until at least one year after the Employee submits the revised election form; and (iii) the change provides for the deferral of the date of the payment for a minimum of five additional years. For purposes of the 5-year re-deferral limitation set forth in clause (iii) of the preceding sentence, distributions payable in installments (as opposed to a lump sum) shall be treated as a single payment payable on the date the installments are due to commence. An Employee may not make a new election once distributions from the Plan have commenced or which would first become effective at a time when distributions from the Plan have commenced. An Employee’s distribution election shall be in the form established by the Committee in accordance with the terms of the Plan.
     3.5 Payment Upon Change in Control. Notwithstanding any other provisions of this Plan (including without limitation Section 3.4), the aggregate balance credited to and held in the Employees’ Accounts shall be distributed to the Employees in a lump sum not later than the thirtieth day following a Change in Control unless the Committee, the Board of Directors of the Employer, or the 401(k)/NQDC Administrative Committee of the Employer (as each is composed immediately prior to such Change in Control), in the sole discretion of any of the foregoing, decides prior to that date that the Employees’ Accounts shall remain in the Plan.
     3.6 Hardship.
          (a) An Employee may apply for distributions from his or her Account to the extent that the Employee demonstrates to the reasonable satisfaction of the Committee that he or she needs the funds due to Hardship. For purposes of this Section 3.6, a distribution is made on account of Hardship only if the distribution is made on account of an unforeseeable immediate and heavy emergency financial need of the Employee and is necessary to satisfy that emergency financial need. Whether an Employee has an immediate and heavy emergency financial need shall be determined by the Committee based on all relevant facts and circumstances, and shall include, but not be limited to, the need to pay funeral expenses or for medical care for the Employee, the Employee’s spouse, the Employee’s Beneficiary, or any dependent of the Employee (as defined in Section 152 of the Code, without regard to Section 152(b)(1), (b)(2), and (d)(1)(B)) resulting from sudden unexpected illness or accident; payments necessary to prevent the eviction of the Employee from the Employee’s principal residence or foreclosure on the mortgage on that residence; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Employee. A Hardship distribution shall not exceed the amount required to relieve the financial need of the Employee, nor shall a Hardship distribution be made if the need may be satisfied from other resources reasonably available to the Employee. For purposes of this paragraph, an Employee’s resources shall be deemed to include those assets of the Employee’s spouse and minor children that are reasonably available to the Employee. Prior to approving a Hardship distribution, Employer shall require the Employee to certify in writing that the Employee’s financial need cannot reasonably be relieved:
          (i) through reimbursement or compensation by insurance or otherwise or

          (ii) by other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Employer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms, in an amount sufficient to satisfy the need.
          (b) Any Employee receiving a Hardship distribution under this section shall be ineligible to defer any additional compensation under the Plan until the first day of the Plan Year following the second anniversary of the date of the distribution. In addition, a new Election of Deferral must be submitted to the Employer as a condition of participation in the Plan.
     3.7 Employee’s Right Unsecured. The right of the Employee or his or her designated Beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Employer, and neither the Employee nor his or her designated Beneficiary shall have any rights in or against any amount credited to his or her Account or any other specific assets of the Employer, except as otherwise provided in the Trust. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Plan and the Employer or any other person.
     3.8 Investment of Contribution.
          (a) The investment options available to each Employee shall be determined by the Employer and set forth in a separate written document, a copy of which shall be attached hereto and by this reference is incorporated herein. Each Employee shall have the sole and exclusive right to direct the Trustee as to the investment of his or her Accounts in accordance with policies arid procedures implemented by the Trustee. The right of an Employee to direct the investment of his or her Account into one or more of the available investment options shall not in any way be considered to alter the fact that an Account is a bookkeeping account only that measures the Employer’s obligation to pay benefits hereunder, that the assets being invested at the direction of an Employee are assets of the Employer and that the Employee’s rights under the Plan remain those of an unsecured, general creditor of the Employer.
          Employer shall not be liable for any investment decision made by any Employee while such funds are held by the Trustee.
          (b) Accounts shall be credited with the actual financial performance or earnings generated by such investments directed by the Employee and made by the Trustee, until the Account has been fully distributed to the Employee or to the Employee’s designated Beneficiary.
          (c) Notwithstanding any other provision in this Section 3.8 to the contrary, the Committee may determine not to take account of the Employee’s designated investments and determine to have the Employee’s Account invested in any other manner as the Committee shall determine.

SECTION 4
DESIGNATION OF BENEFICIARY
     4.1 Designation of Beneficiary. The Employee may designate a Beneficiary or Beneficiaries to receive all amounts, if any, due hereunder to the Employee but unpaid at the time of the Employee’s death by written notice thereof to Employer at any time prior to the Employee’s death and may revoke or change the Beneficiary designated therein without the Beneficiary’s consent by written notice delivered to Employer at any time and from time to time prior to the Employee’s death. If the Employee is married and a resident of a community property state, one half of any amount due hereunder which is the result of an amount contributed to the Plan during such marriage is the community property of the Employee’s spouse and the Employee may designate a Beneficiary or Beneficiaries to receive only the Employee’s one-half interest. If the Employee shall have failed to designate a Beneficiary, or if no such Beneficiary shall survive him or her, then such amount shall be paid to his or her estate. Designations of Beneficiaries shall be made on the form provided by Employer.
SECTION 5
TRUST PROVISIONS
     5.1 Trust Agreement. The Employer may establish the Trust for the purpose of retaining assets set aside by Employer pursuant to the Trust Agreement for payment of all or a portion of the amounts payable pursuant to the Plan. Any benefits not paid from the Trust shall be paid solely from Employer’s general funds, and any benefits paid from the Trust shall be credited against and reduce by a corresponding amount the Employer’s liability to the Employees under the Plan. No special or separate fund, other than the Trust Agreement, shall be established and no other segregation of assets shall be made to assure the payment of any benefits hereunder. All Trust Funds shall be subject to the claims of general creditors of the Employer in the event the Employer is Insolvent as defined in Section 3 of the Trust Agreement. The obligations of the Employer to pay benefits tinder the Plan constitute an unfunded, unsecured promise to pay and the Employees shall have no greater rights than general creditors of the Employer.
SECTION 6
AMENDMENT, TERMINATION AND TRANSFERS BY COMMITTEE
     6.1 Amendment. The Committee shall have the right to amend this Plan at any time and from time to time, including a retroactive amendment. Any such amendment shall come effective upon the date stated therein, and shall be binding on all Employees, except as otherwise provided in such amendment; provided, however, that said amendment shall not affect adversely benefits payable to an affected Employee without the Employee’s written approval.
     6.2 Termination. The Committee shall have the right to terminate this Plan at any time and direct the lump sum payments of all assets held by the Trust if the Employer is not Insolvent (as defined in Article 3 of the Trust Agreement) at that time. In addition, upon any termination of this Plan, to the extent permissible under Section 409A of the Code without the imposition of any additional or accelerated taxes under Section 409A of the Code, the Employer may in its sole discretion, accelerate the payment of amounts credited as of the date of termination of this Plan; provided that all such distributions (i) commence no earlier than the date that is twelve (12) months following the date of such termination (or such earlier date permitted under Section 409A of the Code without the imposition of any additional or accelerated taxes under Section 409A of the Code), and (ii) are completed by the date that is twenty-four (24) months following the date of such termination (or such later date permitted under Section 409A of the Code without the imposition of any additional or accelerated taxes under Section 409A of the Code). In addition, payments may be accelerated upon Plan termination as provided above only if, to the extent required under Code Section 409A, (i) all other nonqualified deferred compensation “account balance plans” (as such term is defined under Code Section 409A), in which any Participant hereunder participates are terminated along with this Plan, and (ii) the Employer does not adopt any new nonqualified deferred compensation “account balance plan” (as such term is defined under Code Section 409A), for five years following the date of such Plan termination.
     6.3 Transfers by Committee.
          (a) In the event that an Employee transfers employment from the Employer to an Affiliate, the Committee shall have the right, but no obligation, to direct the Trustee to transfer funds in an amount equal to the amount credited to such Employee’s Account (the “Transferred Account”) to a trust established under a Transferee Plan maintained by such Affiliate. The Committee shall determine, in its sole discretion, whether such transfer shall be made and the timing of such transfer. Such transfer shall be made only if, and to the extent, approval of such transfer is obtained from the Trustee.
          (b) For purposes of this Section 6.3, “Transferee Plan” shall mean an unfunded, nonqualified deferred compensation plan described in Section 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974 (“ERISA”).
          (c) No transfer shall be made under this Section 6.3 unless the Employee for whose benefit the Transferred Account is held executes a written waiver of all of such Employee’s rights and benefits under this Plan in such form as shall be acceptable to the Committee.
SECTION 7
ADMINISTRATION
     7.1 Administration. The Committee shall administer and interpret this Plan in accordance with the provisions of the Plan and the Trust Agreement. Any determination or decision by the Committee shall be conclusive and binding on all persons who at any time have or claim to have any interest whatever under this Plan. The Committee may employ legal counsel, consultants, actuaries and agents as it may deem desirable in the administration of the Plan and may rely on the opinion of such counsel or the computations of such consultant or other agent. The Committee shall have the authority to delegate some or all of the powers and responsibilities under the Plan and the Trust Agreement to such person or persons as it shall deem necessary, desirable or appropriate for administration of the Plan.
     7.2 Liability of Committee; Indemnification. To the maximum extent not prohibited by law, no member of the Committee shall be liable to any person and in any event shall be indemnified by the Employer for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his or her own bad faith or willful misconduct.
     7.3 Expenses. The costs of the establishment of the Plan and the adoption of the Plan by Employer, including but not limited to legal and accounting fees, shall be borne by Employer. The expenses of administering the Plan and the Trust shall be borne by the Trust unless the Employer elects in its sole discretion to pay some or all of those expenses; provided, however, that Employer shall bear, and shall not be reimbursed by, the Trust for any tax liability of Employer associated with the investment of assets by the Trust.
SECTION 8
GENERAL AND MISCELLANEOUS
     8.1 Rights Against Employer. Except as expressly provided by the Plan, the establishment of this Plan shall not be construed as giving to any Employee or to any person whomsoever, any legal, equitable or other rights against the Employer, or against its officers, directors, agents or shareholders, or as giving to any Employee or Beneficiary any equity or other interest in the assets, business or shares of Employer stock or giving any Employee the right to be retained in the employment of the Employer. Neither this Plan nor any action taken hereunder shall be construed as giving to any Employee the right to be retained in the employ of the Employer or as affecting the right of the Employer to dismiss any Employee. Any benefit payable under the Plan shall not be deemed salary or other compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Employer for the benefit of its Employees. Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any Non-Employee Director any right to continue in the service of the Employer in any capacity or shall affect any right of the Employer, its Board of Directors or stockholders to remove any Non-Employee Director pursuant to the Employer’s By-Laws and the provisions of the Delaware General Corporation Law.
     8.2 Assignment or Transfer. No right, title or interest of any kind in the Plan shall be transferable or assignable by any Employee or Beneficiary or be subject to alienation, anticipation, encumbrance, garnishment, attachment, execution or levy of any kind, whether voluntary or involuntary, nor subject to the debts, contracts, liabilities, engagements, or torts of the Employee or Beneficiary. Any attempt to alienate, anticipate, encumber, sell, transfer, assign, pledge, garnish, attach or otherwise subject to legal or equitable process or encumber or dispose of any interest in the Plan shall be void.
     8.3 Severability. If any provision of this Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan but shall be fully severable, and this Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.
     8.4 Construction. The article and section headings and numbers are included only for convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of this Plan. Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular. When used herein, the masculine gender includes the feminine gender.
     8.5 Governing Law. The validity and effect of this Plan and the rights and obligations of all persons affected hereby shall be construed and determined in accordance with the laws of the State of California unless superseded by federal law.
     8.6 Payment Due to Incompetence. If the Committee receives evidence that an Employee or Beneficiary entitled to receive any payment under the Plan is physically or mentally incompetent to receive such payment, the Committee may, in its sole and absolute discretion, direct the payment to any other person or Trust which has been legally appointed by the courts or to any other person determined by the Employer to be a proper recipient on behalf of such person otherwise entitled to payment, or any of them, in such manner and proportion as the Employer may deem proper. Any such payment shall be in complete discharge of the Employer’s obligations under this Plan.
     8.7 Tax . The Employer may withhold from any benefits payable under this Plan, all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.
     8.8 Attorney’s Fees. Employer shall pay the reasonable attorney’s fees incurred by any Employee in an action brought against Employer to enforce the Employee’s rights under the Plan, provided that such fees shall only be payable in the event that the Employee prevails in such action.
     8.9 Plan Binding on Successors/Assignees. This Plan shall be binding upon and inure to the benefit of the Employer and its successor and assigns and the Employee and the Employee’s designee and estate.
     The Employer has caused its authorized officer to execute this amended and restated Plan this       day of                     ,      , but to be effective as of January 1, 2009.

CADENCE DESIGN SYSTEMS, INC.

By:
Name:

Title:

APPENDIX 1
ACKNOWLEDGMENT
     The undersigned Employee hereby acknowledges that Employer has selected him or her as a participant in the Cadence Design Systems, Inc. 2009 Deferred Compensation Plan, subject to all terms and conditions of the Plan, a copy of which has been received, read, and understood by the Employee in conjunction with executing this Acknowledgment. The Employee acknowledges that he or she has had satisfactory opportunity to ask questions regarding his or her participation in the Plan and has received satisfactory answers to any questions asked. The Employee also acknowledges that he or she has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of participation in the Plan. The Employee understands that his or her participation in the Plan shall not begin until this Acknowledgment has been signed by the Employee and returned to Employer.

Dated:	Signed:
Employee

CADENCE DESIGN SYSTEMS, INC.

Dated:	Signed:
[Officer]

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